SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 11

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                          $ 6,441
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                            $ 843
        Class C                                            $ 662
        Class R                                            $ 135
        Institutional Class                                  $ 2

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                           0.1971
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                           0.0945
        Class C                                           0.0945
        Class R                                           0.1629
        Institutional Class                               0.2464

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                           34,266
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                            9,188
        Class C                                            7,302
        Class R                                              862
        Institutional Class                                    7

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $14.21
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $14.10
        Class C                                           $14.10
        Class R                                           $14.18
        Institutional Class                               $14.25